EXHIBIT 1


                      WEBSTER PREFERRED CAPITAL CORPORATION

                           (a Connecticut corporation)

                                  40,000 Shares

                % Cumulative Redeemable Preferred Stock, Series A
                    (Liquidation Preference $1,000 Per Share)

                                1,000,000 Shares

                % Cumulative Redeemable Preferred Stock, Series B
                     (Liquidation Preference $10 Per Share)

                               PURCHASE AGREEMENT
                               ------------------

                                                              December    , 1997

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
KEEFE, BRUYETTE & WOODS, INC.
 c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

     Webster Preferred Capital Corporation, a Connecticut corporation (the "Company"), hereby confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Keefe, Bruyette & Woods, Inc. (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the Company's (i) ___% Cumulative Redeemable Preferred Stock, Series A (liquidation preference $1,000 per share) (the "Series A Preferred Shares") and
(ii) ___% Cumulative Redeemable Preferred Stock, Series B (liquidation preference $10 per share) (the "Series B Preferred Shares" and together with the Series A Preferred Shares, the "Preferred Shares") set forth in Schedule A hereto. As the organizer of the Company and as an inducement to the Underwriters to enter into this Agreement, Webster Bank, a federal savings bank


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(the "Bank"),  also joins as a party to this Agreement for the purpose of making certain  representations  and  warranties  to the  Underwriters  as set forth in
Section 1 hereof.

         The Company understands that the Underwriters propose to make a public offering of the Preferred Shares as soon as the Underwriters deem such offering advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11, as amended (No. 333-38685), covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (i) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (ii) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration
Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated December 15, 1997 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

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         SECTION 1. Representations and Warranties.
                    ------------------------------

              (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and agrees with each Underwriter, as follows:

                   (i) Compliance with  Registration  Requirements.  Each of the
              Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                   At the respective times the Registration Statement,  any Rule
              462(b) Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or the Prospectus.

                   Each preliminary  prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical in all material aspects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                   (ii) Independent Accountants. KPMG Peat Marwick LLP, the accountants who certified the financial statements included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                   (iii) Financial Statements.  The financial statements and the related notes thereto included in the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations, stockholder=s equity and cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements; the supporting schedules, if any, included in the Prospectus present fairly, in all material respects, the information required to be stated therein; and the summary financial data included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

                   (iv) No  Material  Adverse  Change  in  Business.  Since  the
              respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                   (v) Good  Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Connecticut and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                   (vi) No Subsidiaries. The Company has no subsidiaries.

                   (vii) Capitalization and Authorization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. All of the outstanding shares of common stock, par value $.01 per share, of the Company (the "Common Stock") are owned by the Bank, free and clear of any liens, charges or encumbrances.

                   (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                   (ix) Description of Common Stock. The Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

                   (x) Authorization  and Description of Preferred  Shares.  The
              Preferred Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Preferred Shares conform to the statements relating thereto contained in the Prospectus and such description conforms to the provisions of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"); the relative rights, preferences, interests and powers of the Preferred Shares are as set forth in the Certificate of Incorporation; no holder of the Preferred Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Preferred Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

                   (xi) Absence of Defaults and Conflicts. The Company is not in
              violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Preferred Shares and the use of the proceeds from the sale of the Preferred Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, known to the Company, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

                   (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which in the reasonable judgment of the Company might result in a Material Adverse Effect, or which in the reasonable judgment of the Company might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not, in the reasonable judgment of the Company, result in a Material Adverse Effect.

                   (xiii) Authorization of Other Agreements. Each of the agreements listed in Schedule C hereto has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights.

                   (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

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                   (xv)  Absence of Further  Requirements.  No filing  with,  or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Preferred Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities
              laws,   and  except  for  the   filing  of  the   Certificate   of
              Incorporation   with  the  appropriate  agency  in  the  State  of
              Connecticut.

                   (xvi) Title to Property.  The Company has good and marketable title to all of its properties, in each case free and clear of all liens, encumbrances and defects, except such as stated in the Prospectus or such as do not materially affect the value of such properties in the aggregate to the Company.

                   (xvii) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it or proposed to be operated by it as described in the Prospectus; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, in the reasonable judgment of the Company, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, in the reasonable judgment of the Company, have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would, in the reasonable judgment of the Company, result in a Material Adverse Effect.

                   (xviii)  Investment Company Act. The Company is not, and upon the issuance and sale of the Preferred Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                   (xix) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

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                   (xx) Agreements.  The  representations  and warranties of the
              Company contained in the servicing agreements between the Company and the Bank are, as of the date hereof and will be as of Closing Time, true and correct.

                   (xxi) REIT  Qualification.  The  Company  is   organized  and
              carries on its business so as to qualify as a "real estate investment trust" (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and no transaction or other event has occurred which would cause the Company not to enable it to qualify as a REIT for its current taxable year or for future taxable years.

                   (xxii) Lack of  Dividend  Taxation.  Dividends  paid or to be paid by the Company with respect to the capital stock of the Company are or will be fully deductible by the Company for United States federal income tax purposes and the dividends received or to be received by the Bank from the Company are or will be fully deductible by the Bank for Connecticut corporation income tax purposes.

(b) Representations and Warranties by the Bank. The Bank represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and agrees with each Underwriter as follows:

                   (i) No Material Adverse Change in Business. Except as otherwise provided in a report filed pursuant to the Securities Exchange Act of 1934, as amended (the A1934 Act@), since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, business affairs or business prospects of the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Bank or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Bank and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Bank on any class of its capital stock except for quarterly dividends paid on the Bank's common stock.

                   (ii) Good Standing of the Bank . The Bank has been duly organized and is validly existing as a federal savings bank under the laws of the United States of America with full power (corporate and other) and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and as presently conducted. The Bank is duly qualified as a foreign corporation to transact business in all places where such qualification is necessary or, to the extent not so qualified, where the failure to obtain such qualification would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business. The Bank is a member in good standing of the Federal Home Loan Bank of Boston, and the Bank's deposit accounts are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent provided under applicable law and the rules and regulations of the FDIC, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Bank, threatened.

                   (iii) Good Standing of the  Subsidiaries.  Each subsidiary of the Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full power (corporate and other) and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in all places where such qualification or good standing is necessary or to the extent not so qualified or not in good standing, where the failure to obtain such qualification or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; the activities of the subsidiaries of the Bank are permitted to subsidiaries of a federal savings bank under applicable law and the rules and regulations of the Office of Thrift Supervision (the AOTS@); all of the issued and outstanding capital stock of each subsidiary of the Bank has been duly authorized and validly issued and is fully paid and non-assessable and is owned, directly or through other subsidiaries of the Bank, by the Bank; and all of the capital stock of each subsidiary of the Bank that is owned by the Bank, directly or through other subsidiaries of the Bank, is owned free and clear of any pledge, lien, encumbrance, claim or equity.

                   (iv) Capitalization.  All of the outstanding shares of common stock of the Bank have been duly authorized and validly issued to and are owned of record by Webster Financial Corporation, a Delaware corporation, are fully paid and nonassessable, and are not subject to any pledges, liens, security interests, charges, claims, equities and encumbrances of any kind.

                   (v) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Bank.

                   (vi) Absence of Defaults and Conflicts.  Neither the Bank nor
              any of its subsidiaries is in violation of its federal stock charter or certificate of incorporation, as the case may be, or by-laws; nor is the Bank or any of its subsidiaries in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage,

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


              loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which it or any of them or any of their properties may be bound, except for such defaults which would not, in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; and the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action of the Bank and will not result in any violation of the federal stock charter or by-laws of the Bank or the certificate of incorporation or by-laws of any of its subsidiaries, and do not and will not contravene or conflict with, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank or any of its subsidiaries under, (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which it or any of them or any of their properties may be bound, except for breaches or defaults which would not, in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any existing applicable law, rule or regulation or (C) any judgment, order or decree of, or agreement with, any government or governmental instrumentality or court, domestic or foreign, having jurisdiction over the Bank or any of its subsidiaries or any of their respective properties.

                   (vii) Regulatory Compliance. Except as disclosed in the Prospectus, the Bank and its subsidiaries are conducting their respective businesses in compliance in all material respects with all laws, rules, regulations, decisions, directives and orders (including, without limitation, all regulations and orders of, or agreements with, the OTS and the FDIC) applicable to them. There is no action, suit, investigation or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Bank, threatened against or affecting the Bank or any of its subsidiaries (A) that is required to be disclosed in the Prospectus and not disclosed therein, (B) that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, (C) that could materially and adversely affect the properties, assets or leasehold interests thereof or (D) that could adversely affect the consummation of the transactions contemplated in this Agreement. All pending legal or governmental proceedings to which the Bank or any of its subsidiaries is a party or of which any of their property is the subject, which are not described in the Prospectus, including ordinary routine litigation incidental to their respective businesses, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise.

                   (viii) Absence of Labor Dispute. No labor dispute with the employees of the Bank or any subsidiary exists or, to the knowledge of the Bank, is imminent, which may reasonably be expected to result in a material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

                   (ix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Bank of its obligations hereunder, in connection with the offering, issuance or sale of the Preferred Shares hereunder or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under applicable law, or the rules and regulations of the OTS, the rules and regulations of the FDIC or state securities laws.

                   (x) Possession of Licenses and Permits. The Bank and its subsidiaries possess Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by each of them; the Bank and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, in the reasonable judgment of the Bank, result in a material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, in the reasonable judgment of the Bank, result in a material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; and neither the Bank nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result, in the reasonable judgment of the Bank, in a material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

                   (xi) Title to Property.  The Bank and its  subsidiaries  have good and marketable title to all of their respective properties, in each case free and clear of all liens, encumbrances and defects, except such as stated in the Prospectus or such as do not materially affect the value of such properties in the aggregate to the Bank and its subsidiaries considered as one enterprise.

                   (xii) Bank Ownership of Company Common Stock.  At the Closing
              Time and so long as any Preferred Shares remain outstanding, the Bank will be the beneficial owner of 100% of the outstanding Common Stock of the Company.

                   (xiii) Intellectual  Property.  The Bank and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") presently employed by them in connection with the business now operated by them or reasonably necessary in order to conduct such business, and neither the Bank nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Bank or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, in the reasonable judgment of the Bank, is likely to result in a material adverse effect in the condition (financial or otherwise), earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

                   (xiv) Authorization of Other Agreements. Each of the agreements listed in Schedule C hereto to which the Bank is a party has been duly authorized, executed and delivered by the Bank and constitutes a valid and legally binding obligation of the Bank and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights.

                   (xv) Agreements.  The  representations  and warranties of the
              Bank contained in the mortgage assignment agreement between the Company and the Bank and the servicing agreements between the Company and the Bank are, as of the date hereof and will be as of Closing Time, true and correct.

                  (c) Officer's Certificates. Any certificate signed by any officer of the Company or the Bank delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Bank, as applicable, to each Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters; Closing.
                    ------------------------------------------

              (a) Preferred Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B for each of the Series A Preferred Shares and the Series B Preferred Shares, the number of Series A Preferred Shares and Series B Preferred Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Series A Preferred Shares and Series B Preferred Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

              (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Preferred Shares shall be made at the offices of Brown & Wood LLP at One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M.
(Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time").

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters for the respective accounts of the Underwriters of certificates for the Preferred Shares to be purchased by them. It is understood that each Underwriter has authorized the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Preferred Shares which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Shares to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

              (c) Denominations; Registration. Certificates for the Preferred Shares shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time. The certificates for the Preferred Shares will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

         SECTION 3. Covenants.
                    ---------

         The Company covenants with each Underwriter as follows:

              (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, and (v) of any action by the OTS that would have a material adverse effect on the transactions contemplated by this Agreement. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

              (b) Filing of Amendments. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document without the consent of the Underwriters or counsel for the Underwriters, which consent shall not be unreasonably withheld.

              (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Preferred Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Preferred Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

              (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Preferred Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b)
Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Preferred Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

              (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Preferred Shares in the manner specified in the Prospectus under "Use of Proceeds".

              (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Series B Preferred Shares on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

              (j) Restriction on Sale of Preferred Shares. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Shares or any securities convertible into or exercisable or exchangeable for Preferred Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Preferred Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Preferred Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Preferred Shares being sold pursuant to this Agreement.

              (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods and to the extent required by the 1934 Act and the rules and regulations of the Commission thereunder.

              (l) REIT Qualification. Except to the extent that a Tax Event (as defined in the Prospectus) shall have occurred, the Company will, in a timely manner, make the elections and take the procedural steps described in the Prospectus under the heading "Federal Income Tax Consequences" to meet the requirements to qualify, for its taxable year ending December 31, 1997, as a REIT under the Code, as is in effect on the date hereof and use every reasonable effort to do so.

              (m) No Objection. The National Association of Securities Dealers, Inc. (the "NASD") has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangement.

         SECTION 4.  Payment of Expenses.

              (a) Expenses. The Company covenants and agrees with the several Underwriters to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Preferred Shares, (iii) the preparation, issuance and delivery of the certificates for the Preferred Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Preferred Shares to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Preferred Shares under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto,
(vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Preferred Shares, (ix) any fees charged by securities rating services for rating the Preferred Shares, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by NASD of the terms of the sale of the Preferred Shares, and (xi) the fees and expenses incurred in connection with the listing of the Series B Preferred Shares on the Nasdaq National Market.

              (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company covenants and agrees with the Underwriters to reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

              (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A

Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

              (b) Opinion  of  Counsel  for  Company.   At   Closing  Time,  the
Underwriters shall have received the favorable opinion, dated as of Closing Time, of Hogan & Hartson L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each Underwriter.

              (c) Opinion of Counsel for Bank. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Hogan & Hartson L.L.P., counsel for the Bank, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each Underwriter.

              (d) Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

              (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development involving a material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Chairman and Chief Executive Officer, the President or a Vice President and of the chief financial or chief accounting officer of each of the Company and the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change with respect to the Company or the Bank and its subsidiaries considered as one enterprise, as the case may be, (ii) the representations and warranties in Sections l(a) and/or l(b) hereof, as the case may be, are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company or the Bank, as the case may be, have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission, and (v) there has been no action by the OTS that would have a material adverse effect on the transactions contemplated by this Agreement.

              (f) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each Underwriter containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

              (g) Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

              (h) Maintenance of Rating. At Closing Time, the Series A Preferred Shares shall be rated ___ by Fitch IBCA, Inc. ("Fitch IBCA") and "___" by Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("S&P"), and the Series B Preferred Shares shall be rated by ___ Fitch IBCA and "___" by S&P, and the Company shall have delivered to the Underwriters a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Preferred Shares have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Preferred Shares or any of the Company's securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Preferred Shares or any of the Company's securities.

              (i) Approval of Listing. At Closing Time, the Series B Preferred Shares shall have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

              (j) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Bank in connection with the issuance and sale of the Preferred Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

              (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section

4 and except that Sections 1, 6, 7, and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.  Indemnification.
                     ---------------

              (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                   (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                   (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company ; and

                   (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

                   provided, however, that this indemnity agreement shall not apply to any (x) loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (y) with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of an Underwriter results solely from the fact that such Underwriter sold Preferred Shares to a person as to whom the Company shall establish that there was not sent by commercially reasonable means, at or prior to the written confirmation of such sale, a copy of the Prospectus in any case where such delivery is required by the 1933 Act Regulations, if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the Prospectus.

              (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

              (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

              (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse  the  indemnified  party  for  fees  and  expenses  of  counsel,  such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Preferred Shares pursuant to this Agreement or (ii) if the allocation provided by clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Preferred Shares as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Preferred Shares set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION  8. Representations,  Warranties  and  Agreements  to  Survive
                     Delivery.
                     ----------------------------------------------------------

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Bank, and shall survive delivery of the Preferred Shares to the Underwriters.

         SECTION 9. Termination of Agreement.
                    ------------------------

              (a)  Termination;  General.  The  Underwriters  may terminate this
Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable to market the Preferred Shares or to enforce contracts for the sale of the Preferred Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Connecticut authorities.

              (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by one or more of the Underwriters.
                     ------------------------------------------

         If one or more of the Underwriters shall fail at Closing Time to purchase any of the Preferred Shares which it or they are obligated to purchase under this Agreement (the "Defaulted Preferred Shares"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Preferred Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

              (a) if the number of Defaulted Preferred Shares does not exceed 10% of the number of Preferred Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

              (b) if the number of Defaulted Preferred Shares exceeds 10% of the number of Preferred Shares to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Notices.
                     -------

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Henry Michaels; notices to the Bank shall be directed to it at Webster Plaza, 145 Bank Street, Waterbury, Connecticut 06702, attention of John V. Brennan; and notices to the Company shall be directed to it at 145 Bank Street, Waterbury, Connecticut 06702, attention of John V. Brennan.

         SECTION 12. Parties.
                     -------

         This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Bank and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Bank and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME.
                     ------------------------

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect Of Headings.
                     ------------------

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the Company and the Bank a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company and the Bank in accordance with its terms.

                                                      Very truly yours,

                                                      WEBSTER PREFERRED CAPITAL
                                                        CORPORATION


                                                      By
                                                           Name:
                                                           Title:


                                                      WEBSTER BANK


                                                      By
                                                           Name:
                                                           Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
KEEFE, BRUYETTE & WOODS, INC.


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                           INCORPORATED


By
  --------------------------------
         Authorized Signatory

                                   SCHEDULE A


                                                     Number of Preferred Shares

                                                       Series A Preferred            Series B Preferred
                                                            Shares                          Shares
                                                            ------                          ------
               Underwriters
               ------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated..................

Keefe, Bruyette & Woods, Inc..............
          Total...........................



                                       27

                                   SCHEDULE B

                      WEBSTER PREFERRED CAPITAL CORPORATION

                                  40,000 Shares
              ____% Cumulative Redeemable Preferred Stock, Series A
                    (Liquidation Preference $1,000 Per Share)

                                1,000,000 Shares
              ____% Cumulative Redeemable Preferred Stock, Series B
                     (Liquidation Preference $10 Per Share)

         1. The initial public offering price per share for the Series A Preferred Shares, determined as provided in said Section 2, shall be $____. The initial public offering price per share for the Series B Preferred Shares, determined as provided for in said Section 2, shall be $____.

         2. The purchase price per share for the Series A Preferred Shares to be paid by the Underwriters shall be $___, being an amount equal to the initial public offering price set forth above less $___ per share. The purchase price per share for the Series B Preferred Shares to be paid by the Underwriters shall be $____, being an amount equal to the initial public offering price set forth above less $___ per share.

         3. The dividend rate on the Series A Preferred Shares will be ____ % per annum. The dividend rate on the Series B Preferred Shares will be ____% per annum.

                                   SCHEDULE C

              LIST OF OTHER AGREEMENTS ENTERED INTO BY THE COMPANY

         1. Mortgage Assignment Agreement, dated as of March 17, 1997, by and between the Company and the Bank.

         2. Master Service Agreement, dated as of March 17, 1997, by and between the Company and the Bank.

         3. Advisory Service Agreement, dated as of October 20 , 1997, by and between the Company and the Bank.



                                       29